Exhibit 99.1

MALACHITE INNOVATIONS ANNOUNCES CAPITAL RAISE LED BY BERNIE KOSAR, EDWARD FEIGHAN AND TWO OUTSIDE PRIVATE INVESTMENT FIRMS

CLEVELAND, OHIO – (April 13, 2023) – MALACHITE INNOVATIONS, INC. (OTC Mkts: MLCT) (“Malachite” or “Company”), a public company focused on improving the health and wellness of people and the planet, announced the closing of a $410,000 capital raise.

Capital Raise

The capital raise was led by Morla Ventures, LLC, a West Virginia-based investment firm focused on innovators in carbon management, and Stonewall Capital, LLC (d/b/a Point Squared Ventures), a North Carolina-based private investment firm with a focus in the technology, energy and industrial sectors. Also participating in this latest capital raise were Edward Feighan, the Company’s Chairman of the Board, Bernie Kosar, a Strategic Advisor to the Company, and Rebecca Wharton, the Company’s Human Resources Manager.

The investors entered into securities purchase agreements pursuant to which they acquired a total of 2,733,334 shares of Malachite’s common stock at a price of $0.15 per share and warrants to purchase up to an additional 2,733,334 shares of the Company’s common stock at a price of $0.60 per share.

Michael Cavanaugh, Malachite’s Chief Executive Officer stated, “This initial capital raise kicks-off our plan to raise significant capital in 2023 to fund our new impact investing strategy and build fundamental value within our various operating businesses to create long-term sustainable value for Malachite’s shareholders. Equity investments by Edward Feighan, Bernie Kosar and Rebecca Wharton serve as a validating and reaffirming vote of confidence in Malachite’s strategic direction and substantial progress to date.” Cavanaugh added, “We are also excited to expand our circle of sophisticated investors by welcoming Morla Ventures and Stonewall Capital as new shareholders of Malachite. Both investment firms share our deep commitment to impact investing, particularly in disadvantaged regions of the country, and therefore we are honored to have such sophisticated and highly-respected firms support our ambitious vision for change.”

About Malachite Innovations, Inc.

Headquartered in Cleveland, Ohio, Malachite Innovations, Inc. is a public holding company dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. Malachite owns and operates a balanced portfolio of operating businesses focused on developing long-term solutions to environmental, social and health challenges, with a particular focus on economically disadvantaged communities. Malachite takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking at solving old problems in new ways. Malachite seeks to thoughtfully allocate its capital into ventures that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for our shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Malachite Innovations, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@malachiteinnovations.com

W: www.malachiteinnovations.com